Exhibit 99.1

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY REPORTED BASIS

(in millions, except per share data and as noted)	2004 Q3	2004 Q2	2004 Q1	2003 Q4	2003 Q3

Earnings (Reported Basis)
Net Interest Income	$775.4	$711.0	$732.0	$664.1	$703.9
Non-Interest Income	1,539.4 (1)	1,396.1	1,443.1	1,437.5	1,363.2
Total Revenue(2)	2,314.8	2,107.1	2,175.1	2,101.6	2,067.1
Provision for Loan Losses	267.8	242.3	243.7	390.4	364.1
Marketing Expenses	317.7	253.8	255.1	290.1	316.0
Operating Expenses	994.3 (3)	975.0 (3)	969.7	999.3	925.8
Income Before Taxes and Accounting Change	735.0	636.0	706.6	421.7	461.2
Tax Rate	33.3%	36.0%	36.2%	37.0%	37.0%
Cumulative Effect of Accounting Change, net of tax(4)	—	—	—	—	15.0
Net Income	$490.2	$407.4	$450.8	$265.7	$275.5

Common Share Statistics
Basic EPS	$2.07	$1.74	$1.94	$1.16	$1.23
Diluted EPS	$1.97	$1.65	$1.84	$1.11	$1.17
Dividends Per Share	$0.03	$0.03	$0.03	$0.03	$0.03
Book Value Per Share (period end)	$32.67	$29.90	$28.54	$25.75	$24.53
Stock Price Per Share (period end)	$73.90	$68.38	$75.43	$61.29	$57.04
Total Market Capitalization (period end)	$17,936.8	$16,514.5	$18,084.9	$14,405.7	$13,073.6
Shares Outstanding (period end)	242.7	241.5	239.8	235.0	229.2
Shares Used to Compute Basic EPS	236.4	234.7	232.0	228.1	224.6
Shares Used to Compute Diluted EPS	249.0	247.6	245.4	239.2	236.3

Reported Balance Sheet Statistics (period avg.)
Average Loans	$34,772	$33,290	$32,878	$31,297	$28,949
Average Earning Assets	$47,267	$45,705	$44,112	$40,792	$38,133
Average Assets	$51,496	$50,020	$47,699	$45,002	$41,704
Average Equity	$7,561	$6,943	$6,443	$5,887	$5,424
Return on Average Assets (ROA)	3.81%	3.26%	3.78%	2.36%	2.64%
Return on Average Equity (ROE)	25.93%	23.47%	27.99%	18.05%	20.32%

Reported Balance Sheet Statistics (period end)
Loans	$35,161	$34,551	$33,172	$32,850	$30,618
Total Assets	$51,960	$50,070	$49,146	$46,284	$43,446
Capital (5)	$8,769	$8,057	$7,675	$6,882	$6,450
Loan growth	$610	$1,379	$321	$2,232	$3,769
% Loan Growth Q Over Q (annualized)	7%	17%	4%	29%	56%
% Loan Growth Y Over Y	15%	29%	20%	20%	11%
Capital to Assets Ratio	16.88%	16.09%	15.62%	14.87%	14.85%
Capital plus Allowance to Assets Ratio	19.56%	18.94%	18.66%	18.31%	18.46%

Revenue & Expense Statistics (Reported)
Net Interest Income Growth (annualized)	36%	(11)%	41%	(23)%	13%
Non Interest Income Growth (annualized)	41%	(13)%	2%	22%	16%
Revenue Growth (annualized)	39%	(13)%	14%	7%	15%
Net Interest Margin	6.56%	6.22%	6.64%	6.51%	7.38%
Revenue Margin	19.59%	18.44%	19.72%	20.61%	21.68%
Risk Adjusted Margin(6)	17.07%	15.73%	16.62%	17.02%	17.66%
Operating Expense as a % of Revenues	42.95%	46.27%	44.58%	47.55%	44.79%
Operating Expense as a % of Avg Loans (annualized)	11.44%	11.72%	11.80%	12.77%	12.79%

Asset Quality Statistics (Reported)
Allowance	$1,395	$1,425	$1,495	$1,595	$1,570
30+ Day Delinquencies	$1,407	$1,351	$1,266	$1,573	$1,540
Net Charge-Offs	$298	$310	$342	$366	$383
Allowance as a % of Reported Loans	3.97%	4.12%	4.51%	4.86%	5.13%
Delinquency Rate (30+ days)	4.00%	3.91%	3.82%	4.79%	5.03%
Net Charge-Off Rate	3.43%	3.72%	4.17%	4.68%	5.30%

(1)	Includes a $31.5 million gain resulting from the sale of a joint venture investment in South Africa.

(2)	In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q3 2004 - $269.7, Q2 2004 - $263.5 million, Q1 2004 - $285.5 million, Q4 2003 - $454.8 million, and Q3 2003 - $481.0 million.

(3)	Includes employee termination benefits and charges for facility consolidation related to corporate-wide cost reduction initiatives of $26.7 million and $56.0 million for Q3 2004 and Q2 2004, respectively. In addition, Q3 2004 had charges of $20.6 million related to a change in fixed asset capitalization thresholds and $15.8 million related to impairment of internally developed software.

(4)	Net charge from the adoption of FASB Interpretation No. 46, Consolidation of Variable Interest Entities.

(5)	Includes preferred interests and mandatory convertible securities.

(6)	Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY MANAGED BASIS(1)

(in millions, except per share data and as noted)	2004 Q3	2004 Q2	2004 Q1	2003 Q4	2003 Q3

Earnings (Managed Basis)
Net Interest Income	$1,670.4	$1,585.4	$1,677.1	$1,571.7	$1,500.8
Non-Interest Income	1,099.8 (2)	1,011.3	1,014.5	1,077.5	1,049.2
Total Revenue(3)	2,770.2	2,596.7	2,691.6	2,649.2	2,550.0
Provision for Loan Losses	723.2	731.9	760.1	938.0	847.0
Marketing Expenses	317.7	253.8	255.1	290.1	316.0
Operating Expenses	994.3 (4)	975.0 (4)	969.7	999.3	925.8
Income Before Taxes and Accounting Change	735.0	636.0	706.6	421.7	461.2
Tax Rate	33.3%	36.0%	36.2%	37.0%	37.0%
Cumulative Effect of Accounting Change, net of tax(5)	—	—	—	—	15.0
Net Income	$490.2	$407.4	$450.8	$265.7	$275.5

Managed Balance Sheet Statistics (period avg.)
Average Loans	$74,398	$72,327	$71,148	$68,679	$63,691
Average Earning Assets	$85,045	$82,905	$80,495	$76,277	$71,022
Average Assets	$90,543	$88,473	$85,324	$81,733	$75,831
Return on Average Assets (ROA)	2.17%	1.84%	2.11%	1.30%	1.45%

Managed Balance Sheet Statistics (period end)
Loans	$75,457	$73,367	$71,817	$71,245	$67,260
Total Assets	$91,665	$88,317	$87,197	$83,999	$79,465
Loan Growth	$2,090	$1,550	$572	$3,985	$6,524
% Loan Growth Q over Q (annualized)	11%	9%	3%	24%	43%
% Loan Growth Y over Y	12%	21%	21%	19%	18%
Capital to Assets Ratio	9.57%	9.12%	8.80%	8.19%	8.12%
Capital plus Allowance to Assets Ratio	11.09%	10.74%	10.52%	10.09%	10.09%
Number of Accounts (000’s)	47,224	46,591	46,712	47,038	46,406
% Off-Balance Sheet Securitizations	53%	53%	53%	53%	54%
% at Introductory Rate	6%	6%	8%	10%	11%

Revenue & Expense Statistics (Managed)
Net Interest Income Growth (annualized)	21%	(22)%	27%	19%	12%
Non Interest Income Growth (annualized)	35%	(1)%	(23)%	11%	1%
Revenue Growth (annualized)	27%	(14)%	6%	16%	7%
Net Interest Margin	7.86%	7.65%	8.33%	8.24%	8.45%
Revenue Margin	13.03%	12.53%	13.38%	13.89%	14.36%
Risk Adjusted Margin(6)	9.48%	8.67%	9.11%	9.10%	9.48%
Operating Expense as a % of Revenues	35.89%	37.55%	36.03%	37.72%	36.31%
Operating Expense as a % of Avg Loans (annualized)	5.35%	5.39%	5.45%	5.82%	5.81%

Asset Quality Statistics (Managed)
30+ Day Delinquencies	$2,944	$2,756	$2,731	$3,178	$3,126
Net Charge-Offs	$754	$800	$859	$914	$866
Delinquency Rate (30+ days)	3.90%	3.76%	3.80%	4.46%	4.65%
Net Charge-Off Rate	4.05%	4.42%	4.83%	5.32%	5.44%

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule - “Reconciliation to GAAP Financial Measures”.

(2)	Includes a $31.5 million gain resulting from the sale of a joint venture investment in South Africa.

(3)	In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q3 2004 - $269.7 million, Q2 2004 - $263.5 million, Q1 2004 - $285.5 million, Q4 2003 - $454.8 million, and Q3 2003 - $481.0 million.

(4)	Includes employee termination benefits and charges for facility consolidation related to corporate-wide cost reduction initiatives of $26.7 million and $56.0 million for Q3 2004 and Q2 2004, respectively. In addition, Q3 2004 had charges of $20.6 million related to a change in fixed asset capitalization thresholds and $15.8 million related to impairment of internally developed software.

(5)	Net charge from the adoption of FASB Interpretation No. 46, Consolidation of Variable Interest Entities.

(6)	Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.

CAPITAL ONE FINANCIAL CORPORATION (COF)

SEGMENT FINANCIAL & STATISTICAL SUMMARY - MANAGED BASIS(1)

(in millions, except per share data and as noted)	2004 Q3	2004 Q2	2004 Q1	2003 Q4	2003 Q3
Segment Statistics
US Card:
Loans receivable	$46,082	$45,247	$45,298	$46,279	$44,300
Net income (loss)	$414.4	$384.1	$386.8	$322.7	$276.2
Net charge-off rate	4.68%	5.19%	5.41%	6.16%	6.16%
Delinquency Rate (30+ days)	4.14%	3.95%	3.99%	4.60%	4.88%
Auto Finance:
Loans receivable	$9,734	$9,383	$8,834	$8,467	$8,008
Net income (loss)	$55.3	$52.7	$30.7	$34.4	$27.3
Net charge-off rate	2.63%	2.53%	4.13%	4.30%	5.10%
Delinquency Rate (30+ days)	5.54%	5.59%	5.44%	7.55%	7.07%
Global Financial Services:
Loans receivable	$19,615	$18,723	$17,643	$16,508	$14,960
Net income (loss)	$86.8	$46.1	$50.9	$3.3	$21.0
Net charge-off rate	3.26%	3.43%	3.60%	3.69%	3.78%
Delinquency Rate (30+ days)	2.65%	2.50%	2.63%	2.70%	2.87%

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule - “Reconciliation to GAAP Financial Measures”.

CAPITAL ONE FINANCIAL CORPORATION

Reconciliation to GAAP Financial Measures

For the Three Months Ended September 30, 2004

(dollars in thousands) (unaudited)

The Company’s consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) are referred to as its “reported” financial statements. Loans included in securitization transactions which qualified as sales under GAAP have been removed from the Company’s “reported” balance sheet. However, servicing fees, finance charges, and other fees, net of charge-offs, and interest paid to investors of securitizations are recognized as servicing and securitizations income on the “reported” income statement.

The Company’s “managed” consolidated financial statements add back the effects of securitization transactions qualifying as sales under GAAP. The Company generates earnings from its “managed” loan portfolio which includes both the on-balance sheet loans and off-balance sheet loans. The Company’s “managed” income statement takes the components of the servicing and securitizations income generated from the securitized portfolio and distributes the revenue and expense to appropriate income statement line items from which it originated. For this reason the Company believes the “managed” consolidated financial statements and related managed metrics to be useful to stakeholders.

	Total Reported	Adjustments(1)	Total Managed(2)

Income Statement Measures
Net interest income	$775,375	$894,992	$1,670,367
Non-interest income	$1,539,384	$(439,611)	$1,099,773
Total revenue	$2,314,759	$455,381	$2,770,140
Provision for loan losses	$267,795	$455,381	$723,176
Net charge-offs	$298,317	$455,381	$753,698

Balance Sheet Measures
Consumer loans	$35,160,635	$40,296,196	$75,456,831
Total assets	$51,959,555	$39,705,803	$91,665,358
Average consumer loans	$34,772,489	$39,625,812	$74,398,301
Average earning assets	$47,267,410	$37,777,187	$85,044,597
Average total assets	$51,495,580	$39,047,286	$90,542,866
Delinquencies	$1,407,297	$1,537,166	$2,944,463

(1)	Includes adjustments made related to the effects of securitization transactions qualifying as sales under GAAP and adjustments made to reclassify to “managed” loans outstanding the collectible portion of billed finance charge and fee income on the investors’ interest in securitized loans excluded from loans outstanding on the “reported” balance sheet in accordance with Financial Accounting Standards Board Staff Position, “Accounting for Accrued Interest Receivable Related to Securitized and Sold Receivables under FASB Statement 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, issued April 2003.

(2)	The Managed loan portfolio does not include auto loans which have been sold in whole loan sale transactions where the Company has retained servicing rights.

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Balance Sheets

(in thousands) (unaudited)

	September 30 2004	June 30 2004	September 30 2003
Assets:
Cash and due from banks	$454,843	$346,978	$250,514
Federal funds sold and resale agreements	449,700	1,082,939	889,106
Interest-bearing deposits at other banks	538,324	290,242	163,025

Cash and cash equivalents	1,442,867	1,720,159	1,302,645
Securities available for sale	9,519,089	8,946,836	5,408,671
Consumer loans	35,160,635	34,551,343	30,617,843
Less: Allowance for loan losses	(1,395,000)	(1,425,000)	(1,570,000)

Net loans	33,765,635	33,126,343	29,047,843
Accounts receivable from securitizations	4,955,739	3,972,754	5,204,170
Premises and equipment, net	812,724	868,203	898,997
Interest receivable	232,808	234,348	201,783
Other	1,230,693	1,201,018	1,382,228

Total assets	$51,959,555	$50,069,661	$43,446,337

Liabilities:
Interest-bearing deposits	$25,354,323	$24,178,756	$20,936,517
Senior and subordinated notes	6,968,182	7,727,810	6,338,772
Other borrowings	8,490,631	7,885,340	7,519,770
Interest payable	250,227	256,293	231,365
Other	2,966,132	2,800,405	2,796,719

Total liabilities	44,029,495	42,848,604	37,823,143
Stockholders’ Equity:
Common stock	2,440	2,428	2,305
Paid-in capital, net	2,463,629	2,348,401	1,835,519
Retained earnings and cumulative other comprehensive income	5,513,694	4,919,656	3,834,536
Less: Treasury stock, at cost	(49,703)	(49,428)	(49,166)

Total stockholders’ equity	7,930,060	7,221,057	5,623,194

Total liabilities and stockholders’ equity	$51,959,555	$50,069,661	$43,446,337

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Statements of Income

(in thousands, except per share data) (unaudited)

	Three Months Ended			Nine Months Ended
	September 30 2004	June 30 2004	September 30 2003	September 30 2004	September 30 2003
Interest Income:
Consumer loans, including past-due fees	$1,083,286	$1,019,076	$989,318	$3,137,379	$2,962,724
Securities available for sale	84,492	76,081	49,440	224,289	140,266
Other	60,635	56,789	64,267	183,422	176,881

Total interest income	1,228,413	1,151,946	1,103,025	3,545,090	3,279,871
Interest Expense:
Deposits	257,349	244,978	224,078	741,839	654,026
Senior and subordinated notes	121,166	124,809	108,336	370,393	306,035
Other borrowings	74,523	71,142	66,690	214,444	198,822

Total interest expense	453,038	440,929	399,104	1,326,676	1,158,883

Net interest income	775,375	711,017	703,921	2,218,414	2,120,988
Provision for loan losses	267,795	242,256	364,144	753,719	1,127,092

Net interest income after provision for loan losses	507,580	468,761	339,777	1,464,695	993,896
Non-Interest Income:
Servicing and securitizations	942,587	868,041	820,515	2,728,297	2,292,900
Service charges and other customer-related fees	385,648	368,469	405,063	1,108,610	1,249,259
Interchange	117,043	117,329	95,879	339,967	270,371
Other	94,106	42,225	41,751	201,708	165,903

Total non-interest income	1,539,384	1,396,064	1,363,208	4,378,582	3,978,433
Non-Interest Expense:
Salaries and associate benefits	415,988	419,695	388,819	1,260,075	1,161,531
Marketing	317,653	253,838	316,026	826,638	828,277
Communications and data processing	112,191	108,191	107,385	337,488	331,893
Supplies and equipment	94,190	74,582	88,753	257,093	260,245
Occupancy	41,407	70,494	47,205	150,620	133,534
Other	330,555	302,012	293,575	933,778	851,771

Total non-interest expense	1,311,984	1,228,812	1,241,763	3,765,692	3,567,251

Income before income taxes and cumulative effect of accounting change	734,980	636,013	461,222	2,077,585	1,405,078
Income taxes	244,819	228,626	170,653	729,231	519,880

Income before cumulative effect of accounting change	490,161	407,387	290,569	1,348,354	885,198
Cumulative effect of accounting change, net of taxes of $8,832	—	—	15,037	—	15,037

Net income	$490,161	$407,387	$275,532	$1,348,354	$870,161

Basic earnings per share before cumulative effect of accounting change	$2.07	$1.74	$1.29	$5.75	$3.96

Basic earnings per share after cumulative effect of accounting change	$2.07	$1.74	$1.23	$5.75	$3.89

Diluted earnings per share before cumulative effect of accounting change	$1.97	$1.65	$1.23	$5.45	$3.81

Diluted earnings per share after cumulative effect of accounting change	$1.97	$1.65	$1.17	$5.45	$3.74

Dividends paid per share	$0.03	$0.03	$0.03	$0.08	$0.08

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates

(dollars in thousands) (unaudited)

Reported	Quarter Ended 9/30/04			Quarter Ended 6/30/04			Quarter Ended 9/30/03
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Consumer loans	$34,772,489	$1,083,286	12.46%	$33,290,487	$1,019,076	12.24%	$28,949,372	$989,318	13.67%
Securities available for sale	9,372,713	84,492	3.61	9,291,237	76,081	3.28	5,702,955	49,440	3.47
Other	3,122,208	60,635	7.77	3,123,672	56,789	7.27	3,480,727	64,267	7.39

Total earning assets	$47,267,410	$1,228,413	10.40%	$45,705,396	$1,151,946	10.08%	$38,133,054	$1,103,025	11.57%

Interest-bearing liabilities:
Deposits	$24,713,924	$257,349	4.17%	$23,948,154	$244,978	4.09%	$20,302,524	$224,078	4.41%
Senior and subordinated notes	7,218,916	121,166	6.71	7,380,437	124,809	6.76	6,065,935	108,336	7.14
Other borrowings	8,674,298	74,523	3.44	8,488,027	71,142	3.35	6,891,889	66,690	3.87
Total interest-bearing liabilities	$40,607,138	$453,038	4.46%	$39,816,618	$440,929	4.43%	$33,260,348	$399,104	4.80%

Net interest spread			5.94%			5.65%			6.77%

Interest income to average earning assets			10.40%			10.08%			11.57%
Interest expense to average earning assets			3.84			3.86			4.19

Net interest margin			6.56%			6.22%			7.38%

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates

(dollars in thousands) (unaudited)

Managed (1)	Quarter Ended 9/30/04			Quarter Ended 6/30/04			Quarter Ended 9/30/03
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Consumer loans	$74,398,301	$2,419,685	13.01%	$72,327,220	$2,314,957	12.80%	$63,691,261	$2,180,109	13.69%
Securities available for sale	9,372,713	84,492	3.61	9,291,237	76,081	3.28	5,702,955	49,440	3.47
Other	1,273,583	12,587	3.95	1,286,629	9,517	2.96	1,627,898	9,501	2.33
Total earning assets	$85,044,597	$2,516,764	11.84%	$82,905,086	$2,400,555	11.58%	$71,022,114	$2,239,050	12.61%

Interest-bearing liabilities:
Deposits	$24,713,924	$257,349	4.17%	$23,948,154	$244,978	4.09%	$20,302,524	$224,078	4.41%
Senior and subordinated notes	7,218,916	121,166	6.71	7,380,437	124,809	6.76	6,065,935	108,336	7.14
Other borrowings	8,674,298	74,523	3.44	8,488,027	71,142	3.35	6,891,889	66,690	3.87
Securitization liability	39,101,228	393,359	4.02	38,514,533	374,156	3.89	34,156,144	339,182	3.97
Total interest-bearing liabilities	$79,708,366	$846,397	4.25%	$78,331,151	$815,085	4.16%	$67,416,492	$738,286	4.38%

Net interest spread			7.59%			7.42%			8.23%

Interest income to average earning assets			11.84%			11.58%			12.61%
Interest expense to average earning assets			3.98			3.93			4.16

Net interest margin			7.86%			7.65%			8.45%

(1)	The information in this table reflects the adjustment to add back the effect of securitized loans.

[Capital One® Logo]

1680 Capital One Drive McLean, VA 22102-3491

FOR IMMEDIATE RELEASE: October 20, 2004

Contacts:	Paul Paquin	Tatiana Stead
	V.P., Investor Relations	Director, Corporate Media
	(703) 720-2456	(703) 720-2352

Capital One Reports Third Quarter Earnings per Share

Company Increases 2004 Earnings Guidance

Company Sets 2005 Earnings Guidance

McLean, Va. (October 20, 2004) – Capital One Financial Corporation (NYSE: COF) today announced that earnings for the third quarter of 2004 were $490.2 million, or $1.97 per share (fully diluted), compared with earnings of $275.5 million, or $1.17 per share, for the third quarter of 2003 and $407.4 million, or $1.65 per share, in the second quarter of 2004. In addition, the company increased its 2004 earnings guidance to be between $6.10 and $6.40 per share (fully diluted) and announced its 2005 earnings guidance to be between $6.60 and $7.00 per share (fully diluted).

“Capital One’s third quarter results demonstrate the sustained earnings power of our US credit card and diversified businesses,” said Richard D. Fairbank, Capital One’s Chairman and Chief Executive Officer. “Today, 39 percent of our loans and 29 percent of our earnings are generated from our businesses beyond our US credit card segment.”

During the third quarter of 2004, Capital One grew its managed loan portfolio by $2.1 billion to $75.5 billion. The company expects that the managed loan growth rate for the year will be in the 10-13 percent range. The company expects a managed loan growth range of 12-15 percent for 2005.

Marketing expense for the third quarter of 2004 increased $63.9 million to $317.7 million from $253.8 million in the previous quarter. Marketing expenses were $316.0 million in the comparable quarter of the prior year. The company expects to make a significantly higher investment in marketing in the fourth quarter leading to a marketing expense for the full year of 2004 that will be somewhat higher than the $1.1 billion in 2003. Additionally, the company expects annual marketing spend for 2005 to be similar to 2004.

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2    Capital One Reports Third Quarter Earnings

The managed charge-off rate declined to 4.05 percent in the third quarter of 2004, from 4.42 percent in the previous quarter, and 5.44 percent in the third quarter of 2003. The company continues to expect its quarterly managed charge-off rate to range between 4.0 and 4.5 percent through the end of 2005, with normal seasonal variations. Additionally, after reducing its allowance for loan losses this year by $200 million through the third quarter of 2004, the company expects that fourth quarter loan growth will drive a substantial increase in its allowance for loan losses in the fourth quarter of 2004. The managed delinquency rate (30+ days) increased to 3.90 percent as of September 30, 2004, from 3.76 percent as of the end of the previous quarter. The managed delinquency rate at September 30, 2003 was 4.65 percent.

Capital One’s managed revenue margin increased to 13.03 percent in the third quarter of 2004, from 12.53 percent in the previous quarter. The company’s managed revenue margin was 14.36 percent in the third quarter of 2003. The company expects revenue margin to move modestly lower over time, given its continued diversification into lower-loss assets.

Annualized operating expenses as a percentage of average managed loans declined to 5.35 percent in the third quarter of 2004, from 5.39 percent in the previous quarter and 5.81 percent in the third quarter of 2003. As part of operating expenses, the company took charges totaling $63.1 million in the third quarter of 2004 for asset write-offs and a combination of employee termination benefits and continued facility consolidations. The latter charges result from an ongoing review of operational expenses to ensure business lines are operating in the most efficient manner possible to continuously position the company for success. The company expects to take an additional $30 to $50 million of charges in the fourth quarter of 2004 for continued corporate-wide cost reduction efforts. Additionally, as part of its ongoing review of operations, the company sold its interest in a South African joint venture, recording a gain of $31.5 million in the third quarter of 2004. In October of 2004, the company sold its French loan portfolio and expects to record an estimated gain on sale of $43 million in the fourth quarter.

“We expect a return on managed assets of around 1.7 percent in 2004,” said Gary L. Perlin, Capital One’s Chief Financial Officer. “Although we expect to see a modest decline in our revenue margin going forward as we continue to diversify, we expect to continue to improve our operating efficiency in order to position our company for sustained success. We also expect a stable return on managed assets of around 1.7 percent in 2005 with quarterly variability.”

3    Capital One Reports Third Quarter Earnings

The company generates earnings from its managed loan portfolio, which includes both on-balance sheet loans and securitized loans. For this reason, the company believes managed financial measures to be useful to stakeholders. In compliance with Regulation G of the Securities and Exchange Commission, the company is providing a numerical reconciliation of managed financial measures to comparable measures calculated on a reported basis using generally accepted accounting principles (GAAP). Please see the schedule titled “Reconciliation to GAAP Financial Measures” attached to this release for more information.

The company cautions that its current expectations in this release, in the presentation slides available on the company’s website (www.capitalone.com), and on its Form 10-K for the fiscal year ended December 31, 2003, for 2004 and 2005 earnings, charge-off rates, revenue margins, return on assets, allowance for loan losses, expenses, loan growth rates, and the composition of loan growth are forward-looking statements and actual results could differ materially from current expectations due to a number of factors, including: continued intense competition from numerous providers of products and services which compete with our businesses; changes in our aggregate accounts and balances, and the growth rate and composition thereof; the company’s ability to continue to diversify its assets; the company’s ability to access the capital markets at attractive rates and terms to fund its operations and future growth; the company’s ability to execute on its strategic and operating plans; and general economic conditions affecting consumer income and spending, which may affect consumer bankruptcies, defaults, and charge-offs.

A discussion of these and other factors can be found in Capital One’s annual report and other reports filed with the Securities and Exchange Commission, including, but not limited to, Capital One’s report on Form 10-K for the fiscal year ended December 31, 2003.

About Capital One

Headquartered in McLean, Virginia, Capital One Financial Corporation (www.capitalone.com) is a holding company whose principal subsidiaries, Capital One Bank and Capital One, F.S.B., offer consumer lending products and Capital One Auto Finance, Inc., offers automobile and other motor vehicle financing products. Capital One’s subsidiaries collectively had 47.2 million accounts and $75.5 billion in managed loans outstanding as of September 30, 2004. Capital One, a Fortune 500 company, is one of the largest providers of MasterCard and Visa credit cards in the world. Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 500 index.

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4    Capital One Reports Third Quarter Earnings

NOTE: Third quarter 2004 financial results, SEC Filings, and third quarter earnings conference call slides are accessible on Capital One’s home page (www.capitalone.com). Choose “Investors” on the bottom right corner of the home page to view and download the earnings press release, slides, and other financial information. Additionally, a webcast of today’s 5:00pm (EDT) earnings conference call is accessible through the same link.